Exhibit 10.1

AGREEMENT TO DEFER TRANSACTION COSTS

This Agreement (the “Agreement”) is made and entered into as of December , 2024, by and between Bannix Acquisition Corp. (“Bannix”) and (“Party A”), collectively referred to as the “Parties.”

WHEREAS:

1.	Bannix is currently engaged in a de-SPAC transaction with VisionWave Technologies Inc.;

2.	Party A has provided and continues to provide in connection with the transaction;

3.	The Parties wish to defer all transaction costs associated with the de-SPAC process until after the closing of the transaction.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the Parties agree as follows:

1. Deferral of Transaction Costs

●	All transaction costs associated with the de-SPAC process, including but not limited to the _____________________ shall be deferred until after the closing of the transaction.

2. Payment Terms

●	Bannix agrees to pay the deferred transaction costs from the working capital of the post-closing entity.

●	Payment of the deferred costs shall be made no later than three (3) months after the actual closing date of the transaction.

3. No Payments at Closing

●	No payments related to transaction costs shall be made at the time of the transaction closing.

4. Entire Agreement

This Agreement constitutes the entire understanding between the Parties concerning the deferral of transaction costs and supersedes all prior agreements, whether written or oral, regarding this matter.

5. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law principles.

6. Amendments

Any amendment or modification of this Agreement must be made in writing and signed by both Parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

For Bannix Acquisition Corp.:
By:
Name:	Douglas Davis
Title:	Chief Executive Officer
Date:

For:
By:
Name:
Title:
Date: